Exhibit 5.1

Harney Westwood & Riegels LP

Craigmuir Chambers

PO Box 71, Road Town

Tortola VG1110, British Virgin Islands

Tel: +1 284 494 2233

Fax: +1 284 494 3547

30 November 2018

BY E-MAIL

Jacqueline.Daley@harneys.com

+1 284 852 2569

043011-0021-JAD

China Ceramics Co., Ltd

Junbing Industrial Zone

Anhai

Jinjiang City

Fujian Province

People’s Republic of China

Dear Sirs

China Ceramics Co., Ltd., Company, Company No 1542549 (the Company)

We are lawyers qualified to practise in the British Virgin Islands and have acted as British Virgin Islands legal advisers to the Company in connection with the offering by the Company of the following securities including shares in the Company (the Shares) being (i) 1,000,000 Shares and (ii) warrants to purchase 500,000 shares in the Company (the Warrants), and (iii) 500,000 Shares underlying such Warrants (the Warrant Shares), pursuant to a Placement Agency Agreement dated as of 30 November 2018 between the Company and the purchasers named therein (the Placement Agency Agreement), and of (iv) warrants to purchase up to an aggregate of 50,000 Shares issuable to certain placement agent in connection with such offering (the Placement Agent Warrants) and (v) 50,000 Shares underlying such Placement Agent Warrants (the Placement Agent Warrant Shares) (the securities described in (i) through (v) are collectively, the Securities), and in connection with the filing by the Company of a Registration Statement on Form F-3, as amended (Registration Statement No. 333-228182) (the Registration Statement), filed with the Securities and Exchange Commission (the Commission) under the Securities Act of 1933, as amended (the Securities Act), the prospectus included within the Registration Statement (the Base Prospectus), and the supplemented form of prospectus relating to the Securities dated 14 November 2018 and filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Securities Act (the Prospectus Supplement). (The Base Prospectus and Prospectus Supplement are collectively referred to as the Prospectus).  All of the Securities are to be sold by the Company as described in the Registration Statement and Prospectus.

We are furnishing this opinion as Exhibit 5.1 to the Registration Statement.

For the purposes of giving this opinion, we have examined the Corporate Documents (as defined in Schedule 1). We have not examined any other documents, official or corporate records or external or internal registers and have not undertaken or been instructed to undertake any further enquiry or due diligence in relation to the transaction which is the subject of this opinion.

A list of partners is available for inspection at our offices. Bermuda legal services provided through an association with Zuill & Co. VG:13894321_1	Anguilla | Bermuda | British Virgin Islands Cayman Islands | Cyprus | Hong Kong | London Montevideo | Shanghai | Singapore | Vancouver www.harneys.com

In giving this opinion we have relied upon the assumptions set out in Schedule 2 which we have not verified.

Based solely upon the foregoing examinations and assumptions and having regard to legal considerations which we deem relevant, and subject to the qualifications set out in Schedule 3, we are of the opinion that under the laws of the British Virgin Islands:

1	Existence and Good Standing. The Company is a company duly incorporated with limited liability for an unlimited duration under the BVI Business Companies Act (No 16 of 2004), and is validly existing and in good standing under the laws of the British Virgin Islands. It is a separate legal entity and is subject to suit in its own name.

2	Authorised Shares. The Company is authorised to issue a maximum of 51,000,000 shares of US$0.008 par value each, of a single class.

3	Valid Issuance of Securities. (i) the Shares, when issued and sold in accordance with the Registration Statement and the Prospectus and duly passed resolutions, will be duly authorized, validly issued, fully paid and non-assessable (meaning that no further sums will be payable with respect them), (ii) the Warrant Shares and the Placement Agent Warrant Shares, when issued and sold in accordance with the Warrants and the Placement Agent Warrants, as applicable, the Registration Statement and the Prospectus and duly passed resolutions, will be duly authorized, validly issued, fully paid and non-assessable, and (iii) the Warrants and the Placement Agent Warrants have been duly authorized by the Board of Directors of the Company, and when issued and sold in accordance with the Registration Statement and the Prospectus, will be valid and binding obligations of the Company in accordance with their respective terms. Shares in the Company are issued when the name of the shareholder is entered on the register of members of the Company.

This opinion is confined to the matters expressly opined on herein and given on the basis of the laws of the British Virgin Islands as they are in force and applied by the British Virgin Islands courts at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction. Except as specifically stated herein, we express no opinion as to matters of fact.

In connection with the above opinion, We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this firm in the Registration Statement under the heading Legal Matters.

In giving such consent, we do not believe that we are “experts” within the meaning of such term used in the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise. This opinion may be used only in connection with the offer and sale of the Securities while the Registration Statement is effective.

Yours faithfully

/s/ Harney Westwood & Riegels LP

Schedule 1

List of Documents and Records Examined

1	a copy of the Certificate of Incorporation and Memorandum and Articles of Association of the Company obtained from the Registry of Corporate Affairs on 30 November 2018;

2	the records and information certified by Harneys Corporate Services Limited, the registered agent of the Company, on 5 November 2018 of the statutory documents and records maintained by the Company at its registered office (the Registered Agent’s Certificate);

3	the public records of the Company on file and available for inspection at the Registry of Corporate Affairs, Road Town, Tortola, British Virgin Islands on 30 November 2018;

4	the records of proceedings on file with, and available for inspection on 30 November 2018 at the High Court of Justice, British Virgin Islands;

5	a copy of the unanimous written resolutions of the board of directors of the Company dated 27 November 2018 approving the filing of the Registration Statement (the Resolutions); and

6	the Registration Statement (which term shall include the Prospectus)

(1 - 6 above are the Corporate Documents).

Schedule 2

Assumptions

1	Directors. The board of directors of the Company considers the issuance of the shares in accordance with the Registration Statement to be in the best interests of the Company and no director has a financial interest in or other relationship to a party or the transactions contemplated by the Transaction Documents which has not been properly disclosed in the Resolutions.

2	Authenticity of Documents. All original Corporate Documents are authentic, all signatures, initials and seals are genuine, all copies of the Registration Statement are true and correct copies and the Registration Statement conform in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated.

3	Corporate Documents. All matters required by law to be recorded in the Corporate Documents are so recorded, and all corporate minutes, resolutions, certificates, documents and records which we have reviewed are accurate and complete, and all facts expressed in or implied thereby are accurate and complete, and the information recorded in the Registered Agent’s Certificate was accurate as at the date of the passing of the Resolutions.

4	No Steps to Wind-up. The directors and shareholders of the Company have not taken any steps to appoint a liquidator of the Company and no receiver has been appointed over any of the Company’s property or assets.

5	Resolutions. The Resolutions remain in full force and effect.

6	Unseen Documents. Save for the Corporate Documents provided to us there are no resolutions, agreements, documents or arrangements which materially affect, amend or vary the transactions envisaged in the Registration Statement.

Schedule 3

Qualifications

1	Public Records. Records reviewed by us may not be complete for various reasons. In particular you should note that:

(a)	in special circumstances the court may order the sealing of the court record, which would mean that a record of the court action would not appear on the High Court register;

(b)	failure to file notice of appointment of a receiver with the Registry of Corporate Affairs does not invalidate the receivership but merely gives rise to penalties on the part of the receiver;

(c)	a liquidator of a British Virgin Islands company has 14 days after their appointment within which they must file notice of their appointment at the Registry of Corporate Affairs; and

(d)	although amendments to the Memorandum and Articles of Association of a company are normally effective from the date of registration with the Registry of Corporate Affairs, it is possible for a British Virgin Islands court to order that they be treated as being effective from an earlier date, and searches would not reveal the amendments until the court order was subsequently filed, and accordingly our searches would not indicate such issues.

2	Foreign Statutes. We express no opinion in relation to provisions making reference to foreign statutes in the Registration Statement.

3	Amendment. A British Virgin Islands court would not treat as definitive a statement in a contract that it could only be amended or waived in writing but would be able to consider all the facts of the case particularly where consideration had passed to determine whether a verbal amendment or waiver had been effected and if it found that it had such verbal amendment or waiver would be deemed to have also amended the stated requirement for a written agreement.

4	Good Standing. To maintain the Company in good standing under the laws of the British Virgin Islands, annual licence fees must be paid to the Registrar of Corporate Affairs.

5	Conflict of Laws. An expression of an opinion on a matter of British Virgin Islands law in relation to a particular issue in this opinion should not necessarily be construed to imply that the British Virgin Islands courts would treat British Virgin Islands law as the proper law to determine that issue under its conflict of laws rules.

6	Sanctions. The obligations of the Company may be subject to restrictions pursuant to United Nations and European Union sanctions as implemented under the laws of the British Virgin Islands.

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